                          GOLDEN STATE VINTNERS, INC.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   EXHIBIT 11

Basic and fully diluted earnings (loss) per share ("EPS") are determined as follows:

                                                                THREE MONTHS           NINE MONTHS
                                                                    ENDED                 ENDED
                                                                  MARCH 31,             MARCH 31,
                                                             -------------------   -------------------
                                                               2001       2000       2001       2000
                                                             --------   --------   --------   --------
Basic EPS Computation
Numerator:
  Net income (loss)........................................   $  (22)   $(1,352)    $5,379     $3,798
                                                              ======    =======     ======     ======
Denominator:
  Weighted average common shares...........................    9,507      9,498      9,501      9,498
                                                              ======    =======     ======     ======
Basic EPS..................................................   $(0.00)   $ (0.14)    $ 0.57     $ 0.40
                                                              ======    =======     ======     ======
Diluted EPS Computation
Numerator:
  Net income (loss) and assumed conversions................   $  (22)   $(1,352)    $5,379     $3,798
                                                              ======    =======     ======     ======
Denominator:
  Weighted average common shares outstanding...............    9,507      9,498      9,501      9,498
  Stock options............................................       --         --        311         75
                                                              ------    -------     ------     ------
  Adjusted weighted average common shares..................    9,507      9,498      9,812      9,573
                                                              ======    =======     ======     ======
Diluted EPS                                                   $(0.00)   $ (0.14)    $ 0.55     $ 0.40
                                                              ======    =======     ======     ======